                                                                      EXHIBIT 11


             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
        WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE
                                   COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)

                                                                  THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                        SEPTEMBER 30,
                                                           -------------------------------       -------------------------------
                                                               2002              2001               2002               2001
                                                           -------------     -------------       ------------      -------------
The weighted average number of shares of
  Common Stock were as follows........................            90,000            90,000             90,000             90,000
                                                           =============     =============       ============      =============


Income used in the computation of earnings per share were as follows:


                                                                  THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                         SEPTEMBER 30,
                                                           -------------------------------       -------------------------------
CONSOLIDATED                                                   2002              2001               2002               2001
                                                           -------------     -------------       ------------      -------------
Net earnings..........................................     $       36,408   $       31,946            111,560     $       85,866

Dividends paid on preferred stocks....................              (130)             (130)              (390)              (390)
                                                           -------------     -------------       ------------      -------------

Income used in per share computation of earnings......     $      36,278    $       31,816            111,170     $       85,476
                                                           =============     =============       ============      =============

Basic and fully dilutive earnings per share...........     $        0.40    $         0.35               1.24     $         0.95
                                                           =============     =============       ============      =============
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